Exhibit 99.1

Contact: Jerald L. Shaw, President Terri L. Degner, EVP and Chief Financial Officer Anchor Bancorp (360) 491-2250

ANCHOR BANCORP ANNOUNCES PAYMENT OF DIVIDEND
FROM ANCHOR BANK TO ANCHOR BANCORP

Lacey, WA (July 1, 2015) - Anchor Bancorp (NASDAQ - ANCB) (“Company”), the holding company for Anchor Bank (“Bank”), today announced that the Bank paid a $5.0 million cash dividend to the Company.  The cash dividend will be used to support the Company’s operations, including the possible repurchase of the Company’s common stock.

About the Company
Anchor Bancorp is headquartered in Lacey, Washington and is the parent company of Anchor Bank, a community-based savings bank primarily serving Western Washington through its 11 full-service banking offices (including one Wal-Mart store location) within Grays Harbor, Thurston, Lewis, Pierce and Mason counties, Washington. The Company's common stock is traded on the NASDAQ Global Market under the symbol "ANCB" and is included in the Russell 2000 Index. For more information, visit the Company's web site www.anchornetbank.com.

Forward-Looking Statements:
Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision.  Actual results could be materially different from those expressed or implied by the forward-looking statements.  Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, interest rate fluctuations, regulatory and accounting changes, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and nonperforming assets in our loan portfolio, and may result in our allowance for loan losses not being adequate to cover actual losses, and require us to materially increase our reserves; and other risks.  Additional factors that could cause actual results to differ materially are disclosed in Anchor Bancorp's recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended June 30,  2014, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.